UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

September 28, 2012

____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-50385 (Commission File Number)		84-1588927 (IRS Employer Identification No.)
717 E. Gardena Blvd. Gardena, California 90248 (Address of Principal Executive Offices and zip code)

(818) 992-0200

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2012, the Registrant entered into an Amendment and Exchange Agreement (each an “Exchange Agreement” and collectively, the “Exchange Agreements”) with each of W-Net Fund I, L.P., Europa International Inc., Sterling Scott, Robert Shapero, Lauri S. Bilawa, Carla Badaracco and Forglen, LLC (each an “Investor” and collectively, the “Investors”). The Exchange Agreements amended the Securities Purchase and Exchange Agreement, dated as of March 16, 2012 (the “Securities Purchase Agreement”), pursuant to which, among other things, the Investors purchased from the Registrant 6% Senior Secured Convertible Notes (the “Notes”), which were convertible into shares of the Company’s common stock in accordance with the terms thereof at an exercise price of $0.035 per share.

Under the terms of the Exchange Agreements, each Investor agreed to exchange the existing Notes for Amended and Restated 6% Senior Secured Convertible Notes which are convertible into shares of the Company’s common stock in accordance with the terms thereof at an exercise price of $0.007 per share, and provide for no price-based anti-dilution protection.

Additionally, in connection with the Exchange Agreements, the Investors invested additional capital and/or converted existing advances into the Notes and accordingly, the principal balance under the Notes was increased from $1,495,129 to $1,918,077.

The Notes pay 6% interest per annum with a maturity date of April 15, 2015. No cash interest payments are required, except that accrued and unconverted interest shall be due on the maturity date and on each conversion date with respect to the principal amount being converted, provided that such interest may be added to and included with the principal amount being converted. If there is an uncured event of default (as defined in the Notes), the holder of each Note may declare the entire principal and accrued interest amount immediately due and payable. Default interest will accrue after an event of default at an annual rate of 12%. The Notes may be prepaid by us at any time upon ten days’ prior written notice to the holders of the Notes, and the Notes may not be forced by us to be converted.

The Notes are secured by first priority security interests in all of our assets and the assets of our subsidiaries, including intellectual property. Upon an event of default under the Notes or such agreements, the Note holders may be entitled to foreclose on any of such assets or exercise other rights available to a secured creditor under California and Delaware law. In addition, our subsidiaries guaranteed all of our obligations under the Notes.

As a result of the Exchange Agreements, each Note is convertible at any time into common stock at $0.007 per share. The Note conversion price will be subject to specified adjustments for certain changes in the number of outstanding shares of our common stock, including conversions or exchanges of such.

The Notes will greatly restrict the ability of our company or our subsidiaries to grant liens on our or their respective assets without the Note holders’ consent.

The issuance of the Notes, and the issuance of the shares of our common stock underlying such Notes upon the conversion thereof, is intended to be exempt from registration under Rule 506 promulgated under the Securities Act.

Except for the transactions under the Exchange Agreements and the Securities Purchase Agreement, and ownership of shares of the Company’s common stock, none of the Investors, other than Sterling Scott, had any material relationship with the Company. Sterling Scott is the Registrant’s Chairman and Chief Executive Officer and advances working capital from time to time to the Registrant.

Forms of the Exchange Agreement and Amended and Restated 6% Senior Secured Convertible Note are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Form of Amendment and Exchange Agreement dated September 28, 2012

10.2 Form of Amended and Restated 6% Senior Secured Convertible Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GrowLife, Inc.

Date: October 3, 2012

By: /s/Justin Manns

Justin Manns

Chief Financial Officer

EXHIBIT INDEX

Exhibit Number Description of Exhibit

10.1	Form of Amendment and Exchange Agreement dated September 28, 2012
10.2	Form of Amended and Restated 6% Senior Secured Convertible Note